UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

Commission file number: 000-27791

Apolo Gold & Energy Inc.
(Exact name of registrant in its charter)

Nevada	98-0412805
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9th floor, Kam Chung Commercial Bldg,
19-21 Hennessy Road, Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3111 7718

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Effective December 20, 2013, Apolo Gold & Energy Inc. (“Apolo” or the “Company”) (OTCQB:APLL), a Nevada Corporation, has acquired a 24% interest in Everenergy New Material Co., Ltd. (Everenergy), located in the Li-ion Battery high-tech industrial park of Yi Chun, Jiangxi Province, China.

Apolo has agreed to issue 8 million restricted common shares of APOLO at a deemed price of US$0.375 per share) plus US$1.0M in cash for this transaction.

Everenergy was founded in July 2010 with a registered capital of 22 million RMB and a total asset value on its balance sheet of 107.9 million RMB (US$17 Million). The factory covers an area of 100 acres. The company deals mainly with the R & D, production and sales of high quality lithium batteries, cathode materials and relevant precursor materials

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.5	Sale Agreement between Apolo Gold & Energy Inc. and Everenergy New Material Co., Ltd., dated December 20, 2013
99.1	News Release dated December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

/s/ Kelvin Chak
December 23, 2013	Kelvin Chak, President, CEO, Director